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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                                      Corvis Corporation
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                       (Name of Registrant as Specified In Its Charter)

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                         (Name of Person(s) Filing Proxy Statement,
                               if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1)     Title of each class of securities to which transaction applies:

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         2)     Aggregate number of securities to which transaction applies:

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         3)     Per unit price or other underlying value of transaction
                computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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         4)     Proposed maximum aggregate value of transaction:

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         5)     Total fee paid:

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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

                  1)  Amount previously paid:
                  2)  Form, Schedule or Registration Statement No:
                  3)  Filing party:
                  4)  Date Filed:




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                                                        ------------------------
                                                    [Corvis logo]

                                                    Corvis Corporation
                                                    7015 Albert Einstein Drive
                                                    P.O. Box 9400
                                                    Columbia, MD 21046-9400
                                                    T 443.259.4000
                                                    F 443.259.4444
                                                    www.corvis.com
April 30, 2002


Dear Shareholder:

By this time, you should have received proxy solicitation material and the 2002 Annual Report for Corvis Corporation's Annual Meeting of Stockholders to be held on Thursday, May 10, 2002, in Baltimore, Maryland. These materials are also available on our corporate website at www.corvis.com.

Since your proxy has not yet been returned, and time before our meeting is short, we have enclosed a duplicate voting form. Your vote is important.

You may use one of the following methods for promptly providing your voting instructions:

1.       Vote by telephone.  Call the toll-free number listed for this purpose
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         on your voting instruction form. Have your 12-digit control number listed on the form ready and follow the simple instructions.

2.       Vote by Internet.  Go to the website www.proxyvote.com listed on your
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         voting instruction form. Have your 12-digit control number listed on the form ready and follow the simple instructions.

3.       Vote by mail.  Sign, date and mail the proxy promptly.
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In particular, shareholders are being asked to vote on the merger of Corvis and
Dorsal Networks, which is listed as Proposal 1 in the proxy materials. We believe that this merger is the right strategic fit for our business and the right decision to create value for our shareholders. If approved by our shareholders, we believe this transaction will have the following additional benefits to Corvis:

    o    Significantly expand our addressable market
    o    Complement our current undersea and terrestrial solutions
    o Positions Corvis as one of the only global optical networking equipment providers offering integrated undersea and terrestrial optical networking solutions
    o Realize cost synergies in operations, sales and marketing and new product development

Complete information regarding this proposed transaction, including potential risks, is set forth more fully in the proxy materials. A Special Committee of our Board of Directors has determined that the Dorsal transaction is fair to, and in the best interests of, our shareholders and recommends that you vote FOR the proposal.

The management and the Board of Directors appreciate your support and continuing interest in Corvis Corporation.

Very truly yours,

/s/ Kim D. Larsen

Kim D. Larsen
Secretary